Exhibit 99.2
PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(dollars in thousands)

	As of
	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,709	$3,068
Accounts receivable, net	97,517	106,428
Inventories	127,605	33,660
Prepaid expenses and other assets	9,959	14,887
Income taxes refundable	—	383
Assets held for sale	—	10,313

Total current assets	236,790	168,739

Property, plant and equipment, net	181,029	179,411
Land held for investment	5,189	5,189
Equity investments	16,785	14,186
Other assets	19,104	18,996

Total assets	$458,897	$386,521

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	16,719	16,664
Line of credit	103,767	88,465
Accounts payable	100,432	63,007
Deferred income tax liability	1,916	1,916
Accrued liabilities	10,582	7,098
Liabilities held for sale	—	17,830

Total current liabilities	233,416	194,980
Long-term debt	36,747	43,121
Accrued environmental liabilities	30,398	30,554
Other long-term liabilities	2,600	2,600
Deferred income tax liability	38,594	25,321

Total liabilities	341,755	296,576

Commitments and contingencies	—	—

Stockholders’ equity:
Redeemable preferred stock:
Senior preferred stock, $1 par value
Authorized 30,000 shares; issued and outstanding, redeemable at $60,000	30	30
Junior preferred stock, $1 par value
Authorized 20,500 shares; issued and outstanding, redeemable at $30,750	21	21
Preferred stock, nondesignated $1 par value
Authorized 49,500 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value
Authorized 1,000 shares; issued and outstanding	—	—
Paid-in capital	20,979	20,979
Retained earnings	96,112	68,915

Total stockholders’ equity	117,142	89,945

Total liabilities and stockholders’ equity	$458,897	$386,521

The accompanying notes are an integral part of these consolidated financial statements.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(dollars in thousands)

	Six Months Ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Net sales	$734,596	$473,254
Operating costs and expenses:
Cost of sales	652,247	423,896
Direct operating expenses	41,799	30,649
General and administrative expenses	11,778	9,436
Depreciation and amortization	3,508	2,625
Insurance Recovery	(7,772)	—

Total operating costs and expenses	701,560	466,606

Operating income	33,036	6,648

Equity earnings in subsidiaries	3,662	2,469
Interest expense	(6,360)	(2,647)
Other expense	(7,694)	(3,799)

Income from continuing operations before income tax expense	22,644	2,671
Income tax expense	9,737	1,280

Income from continuing operations	12,907	1,391

Discontinued operations:
Income from discontinued operations, net of income tax expense of $693 at June 30, 2005	—	918
Gain on disposal of subsidiary, net of income tax expense of $9,931	14,290	—

Net income	$27,197	$2,309

The accompanying notes are an integral part of these consolidated financial statements.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(dollars in thousands)

	Six Months Ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$27,197	$2,309
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,508	2,625
Deferred income tax expense	3,342	—
Equity earnings in subsidiaries (net of distributions)	(2,599)	—
Gain on sale of TOPCO	(24,221)	—
Changes in operating assets and liabilities:
Income tax receivable	—	2,429
Accounts receivable	8,911	(29,236)
Inventories	(93,945)	(48,686)
Prepaid expenses	(1,555)	5,897
Other assets	6,977	(10,810)
Accounts payable	25,142	19,551
Other liabilities	3,484	3,853
Other non-current liabilities	9,775	14,923

Net cash used in continuing operations	(33,984)	(37,145)
Net cash (used in) provided by discontinued operations	—	2,373

Net cash used in operating activities	(33,984)	(34,772)

Cash flows from investing activities:
Capital expenditures	(5,126)	(41,104)
Acquisition of refinery and other assets	—	(12,166)
Turnaround and chemical catalyst	(219)	—
Dividends from investment in subsidiaries (net of equity earnings)	—	1,652
Proceeds from sale of TOPCO	28,987	—

Net cash provided by (used in) investing activities	23,642	(51,618)
Net cash used in discontinued investing activities	—	(3,415)

Net cash provided by (used in) investing activities	23,642	(55,033)

Cash flows from financing activities:
Additions to long-term debt	—	23,526
Additions to revolving credit	—	—
Payments on long-term debt	(6,319)	—
Net borrowings on line of credit	15,302	73,408
Minority interest in subsidiaries, net of distributions	—	(130)

Net cash provided by financing activities	8,983	96,804

Net increase (decrease) in cash from continuing activities	(1,359)	8,041
Net decrease in cash from discontinued activities	—	(1,042)

Net increase (decrease) in cash	(1,359)	6,999

Cash and cash equivalents, beginning of period	3,068	17,310

Cash and cash equivalents, end of period	$1,709	$24,309

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	5,560	1,882
Cash paid (received) for income taxes	2,649	(1,444)
The accompanying notes are an integral part of these consolidated financial statements.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
(1)	Organization

Paramount Petroleum Corporation (“the Company”), a Delaware corporation, is an independent refiner of petroleum products. The Company’s refineries, located in Paramount, California, and Portland, Oregon have a refining capacity of 66,000 barrels of heavy crude oil per day. In addition, the Company owns petroleum product tank farms and seven asphalt terminals located in Seattle, Washington; Elk Grove and Mojave, California; Phoenix, Fredonia, and Flagstaff, Arizona; 50% interest in asphalt terminal in Fernley, Nevada and 50% interest in Wright Asphalt Products Company, which specializes in patented tire rubber modified asphalt products that are provided in six terminals.

The Company is the sole member of Paramount Cogeneration Company, LLC, a California limited liability company, which provides electrical power to the Company from its cogeneration plant located at the refinery facility; and Huntington Pipeline Company LLC, a California limited liability company, which transports products in Southern California.

During March 2005, the Company acquired the assets of Northwest Asphalt Business from a major oil company which consisted of the Willbridge refinery and other property and equipment in Portland, Oregon, terminal operations and other property and equipment in Richmond Beach (Seattle), Washington, and raw land held for investment on the bluff above the Richmond Beach terminal.

(2)	Significant Accounting Policies

Basis of Presentation

These consolidated financial statements of Paramount Petroleum Corporation are unaudited and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete consolidated financial statements. In the opinion of the Company management, the information included in these consolidated financial statements reflects all adjustments, consisting of normal and recurring adjustments, which are necessary for a fair presentation of the Company’s consolidated financial position and results of operations for the interim periods presented. The results of operations for the interim period are not necessarily indicative of the operating results that may be obtained for the year ending December 31, 2006.

The consolidated balance sheet as of December 31, 2005 has been derived from the audited financial statements as of that date. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2005.

In March 2005, the FASB issued Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations – an Interpretation of FASB Statement No. 143. FIN 47 clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company adopted FIN 47 at the end

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
of fiscal 2005 and recorded a long-term liability of $2,600, with a cumulative effect adjustment of $499, net of $332 income tax benefit recorded at December 31, 2005.

(3)	Tidelands Oil Production Company Transaction

On January 24, 2006 the Company sold its 75% interest in Tidelands Oil Production Company (“TOPCO”), a Partnership, to a third party in January 2006. The total proceeds were in the amount of $28,987 and the Company recognized an after tax gain of $14,290 in 2006.

(4)	Alon Acquisition

On April 28, 2006, Alon USA Energy, Inc (“Alon”) agreed to purchase all of the outstanding stock of the Company, pursuant and subject to a Stock Purchase Agreement. On August 4, 2006, Alon completed the acquisition of the Company with an effective date of July 31, 2006. The Company’s assets on July 31, 2006 included approximately $8,000 in cash and approximately $50,000 in excess working capital. The purchase price for the outstanding shares of the Company consists of approximately $314,000 in cash, subject to a post-closing adjustment based on changes in specified balance sheet items between December 31, 2005 and the closing date of the transaction, and the assumption of approximately $155,000 of net debt, all of which was repaid simultaneously with the completion of the acquisition. Land held for investment was not purchased by Alon, but was given to the Company’s stockholders as a dividend at the time of the acquisition.

(5)	Insurance Recovery

On August 9, 2005, the Company had a fire in a heater unit. The Company incurred physical damages of $3,000 which was reimbursed by insurance, excluding the deductible of $250 during 2005 and 2006. The Company also incurred business interruption losses related to this fire of approximately $7,800. Proceeds from the insurance companies was received in 2006 related to the business interruption losses and has been recorded as a separate line item in the consolidated statements of operations.

(6)	Contingencies

(a) Litigation

Various lawsuits and claims are pending against the Company that have arisen in the normal course of business, some of which are covered in whole or in part by insurance. Where possible, the Company has reserved for potential losses from these actions and the amounts have been recorded in accrued liabilities on the balance sheet. In the opinion of management, the outcome of the lawsuits and claims will not have a material adverse effect upon the Company’s financial position or results of operations.

(b) Environmental Remediation

The Company is conducting remediation activities at its refinery, offsite tank farm storage facility, and pipelines. Remediation efforts have been on-going since 1996 under a comprehensive study of the projected site remediation costs by an environmental consulting firm

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
which addressed the actions necessary to remediate environmental contamination under the Cleanup and Abatement Orders.

The measurement of the accrual for the remediation costs is subject to uncertainties including the evolving nature of environmental regulations and the difficulty in estimating the extent and remedy of the environmental contamination. Management believes the ultimate cost to complete all phases of the environmental remediation will not materially differ from those accrued in these consolidated financial statements.